UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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AXALTA COATING SYSTEMS LTD.

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AXALTA COATING SYSTEMS LTD.

Two Commerce Square

2001 Market Street, Suite 3600

Philadelphia, PA 19103

SUPPLEMENT DATED APRIL 3, 2017 TO

NOTICE OF 2017 ANNUAL GENERAL MEETING AND PROXY STATEMENT

DATED MARCH 15, 2017

FOR THE ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD ON APRIL 26, 2017

This Supplement provides updated information with respect to the 2017 Annual General Meeting of Members (the “Annual Meeting”) of Axalta Coating Systems Ltd. (“Axalta”) to be held on Wednesday, April 26, 2017. On March 15, 2017, Axalta commenced distributing to its members a Notice of the 2017 Annual General Meeting of Members and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the directors continuing in office and not up for election at the Annual Meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Directors Continuing in Office

As we have separately announced, on April 2, 2017, the board of directors of Axalta (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Elizabeth Cahill Lempres to the Board as a Class II director, with a term expiring at Axalta’s 2019 annual general meeting of members. Ms. Lempres was appointed to fill the Board seat vacated by Gregory S. Ledford, who resigned from the Board on April 2, 2017 in accordance with the terms of Axalta’s Principal Stockholders Agreement following the sale by investment funds affiliated with The Carlyle Group (“Carlyle”) of 41,621,996 Axalta common shares in August 2016, representing all of Carlyle’s remaining ownership interest in Axalta. Mr. Ledford was the final remaining Carlyle designee serving on Axalta’s Board, and following his resignation all obligations of the parties under the Principal Stockholders Agreement have been satisfied and the contract is now complete. Mr. Ledford was a Class II director with a term expiring at Axalta’s 2019 annual general meeting of members, and therefore was not up for re-election as a director at the Annual Meeting.

Ms. Lempres, age 56, is a Senior Partner at McKinsey & Company (“McKinsey”), a leading management consulting firm, and will be retiring from the firm in August 2017. She is currently a member of the firm’s Board of Directors, leads the Global Private Equity and Principal Investing Practice, and serves on the Board of Directors of the McKinsey Investment Office. Earlier in her career, Ms. Lempres led the Global Consumer Practice and was Managing Partner of the firm’s Boston office. Over the course of 28 years at McKinsey, Ms. Lempres has worked with companies across multiple sectors including industrial products, consumer products, retail, financial services, health care and technology. She has served clients around the world, leading work in 15 countries across North America, Latin America, Europe, Asia and Africa. Ms. Lempres’ work focuses on performance transformation. She has particularly deep experience in driving organic and inorganic growth and in helping companies implement new business models. In addition to her client and firm leadership roles, Ms. Lempres is actively engaged in talent development at McKinsey. She has served on the Global Compensation Policy Committee and has chaired committees responsible for partner evaluation and hiring lateral partners. Prior to joining McKinsey, Ms. Lempres was a Systems Engineer at IBM and participated in GE’s Edison Engineering Development Program with its Gas Turbine Division. Ms. Lempres is a member of the Board of Overseers at Dartmouth College’s Thayer School of Engineering. Ms. Lempres received her MBA from Harvard Business School where she was designated a Baker Scholar. She received her AB and BE degrees in Engineering from Dartmouth College.

Director Independence

Prior to her appointment, the Board determined that Ms. Lempres is independent under the New York Stock Exchange (“NYSE”) listing standards. In reaching such determination, the Board considered among other things the fact that Ms. Lempres serves as a Senior Partner and member of the Board of Directors of McKinsey, and that Axalta has and may continue to engage McKinsey for strategic consulting services in the ordinary course on an arms-length basis. The Board considered the magnitude and nature of this relationship and determined that it did not impair the independence of Ms. Lempres, in particular noting the following: (i) Ms. Lempres did not at any time work on Axalta matters or have access to Axalta information, nor did she have any responsibility for the Axalta relationship; (ii) the fees paid by Axalta to McKinsey represented less than 0.15% of McKinsey’s annual gross revenues in each of its preceding three fiscal years and its current year to date; (iii) these fees were received directly by McKinsey as a firm and Ms. Lempres did not receive any directly attributable compensation from Axalta other than immaterial amounts through her partnership interest in McKinsey; and (iv) Ms. Lempres is retiring from McKinsey in August 2017. In light of these factors, the Board has determined that Ms. Lempres has no direct or indirect material relationship with Axalta and therefore is independent under NYSE standards.

Changes to Board Committees

Prior to his resignation from the Board, Mr. Ledford was a member of the Nominating Committee and Executive Committee. Samuel L. Smolik was appointed to replace Mr. Ledford on each of these committees following his resignation. Ms. Lempres was also appointed to the Environment, Health, Safety and Sustainability Committee upon her appointment to the Board.

Director Compensation

Upon her appointment to the Board, Ms. Lempres became entitled to receive the annual cash stipend for non-employee directors in the amount of $75,000, payable quarterly in arrears and prorated for partial service in a quarter. Ms. Lempres will be eligible to receive awards under Axalta’s equity incentive plans to the same extent as other non-employee directors.

Director Information

Included below is an updated graphic from page 2 of the Proxy Statement reflecting the global experience, independence and diversity of our directors.

Voting Matters

Because the change in directors described in this Supplement does not pertain to the directors up for election at the Annual Meeting, none of the agenda items presented in the Notice and Proxy Statement are affected by this Supplement. If you have already voted your shares via the Internet, telephone or by returning your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. Shares already voted by proxy will remain valid and will be voted at the Annual Meeting unless revoked.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be Held on April 26, 2017: The Proxy Statement and Annual Report are available at www.proxyvote.com.

The proxy materials contain important information about how to vote your shares, revoke a proxy or voting instructions that you have already given, attend the Annual Meeting in person, and request paper copies of the proxy materials. We urge you to refer to those materials for that information.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Michael Finn
Senior Vice President, General Counsel and Corporate Secretary
April 3, 2017